Exhibit 3.278

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:16 PM 06/02/2000
001281756 - 3238376

CERTIFICATE OF LIMITED PARTNERSHIP

OF

UHS OF ANCHOR, L.P.

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

I. The name of the limited partnership is UHS of Anchor, L.P.

II. The address of the Partnership's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership's registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.

III. The name and mailing address of each general partner is as follows:

NAME	MAILING ADDRESS
UHS of Georgia, Inc.	367 South Gulph Road King of Prussia, PA 19406

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of UHS of Anchor, L.P., as of June 2, 2000.

By: ______________________
Celeste A. Kuch, Assistant Secretary
UHS of Georgia, Inc., as General Partner

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:57 PM 01/20/2010
FILED 01:07 PM 01/20/2010
SRV 100053594 - 3238376 FILE

ARTICLES OF MERGER

Pursuant to Title 6, Section 17-211 of the Delaware Limited Partnership Act, the undersigned limited partnership executed the following Certificate of Merger:

FIRST: The name of the surviving limited partnership is UHS of Anchor, L.P. and the name of the limited liability company being merged into the surviving limited partnership is UHS of Crescent Pines, L.L.C.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the constituent limited partnership.

THIRD: The name of the surviving limited partnership is UHS of Anchor, L.P.

FOURTH: The merger shall become effective on the date the Articles of Merger are filed with the Delaware Secretary of State.

FIFTH: The Agreement of Merger is on file at 367 S. Gulph Road King of Prussia, PA 19406, the place of business of the surviving limited partnership.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited partnership on request, without cost, to any partner of the constituent limited partnership.

IN WITNESS WHEREOF, and surviving limited partnership has caused the Certificate of Merger to be signed by the general partner(s), this 20th day of January, 2010.

By: UHS of Georgia, Inc.,
its General Partner

[signature]

Steve Filton, Vice President